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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 33-65538, 33-81008, 33-46166, and 33-32677 of OMNIS Technology Corporation
(formerly Blyth Holdings, Inc.) on Form S-8 of our report dated May 22, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph concerning certain factors which raise substantial doubt about the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-KSB of OMNIS Technology Corporation for the year ended March 31, 1999.




/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE  &  TOUCHE  LLP

San Jose, California
June 23, 1999